Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-290219) on Form S-3 and related Prospectus of Volato Group, Inc., of our report dated March 12, 2026, relating to the consolidated financial statements of Volato Group, Inc., appearing in the Annual Report on Form 10-K of Volato Group, Inc. for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 27, 2026